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                     FIFTH AMENDMENT TO CREDIT AGREEMENT


     THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is dated as of the 12th day of December, 1996, among NATIONAL VISION ASSOCIATES, LTD. (the "Borrower"), WACHOVIA BANK OF GEORGIA, N.A., as Agent (the "Agent"), WACHOVIA BANK OF GEORGIA, N.A., SUNTRUST BANK, ATLANTA, and NATIONSBANK, N.A. (collectively, the "Banks");

                            W I T N E S S E T H:

     WHEREAS, the Borrower, the Agent and the Banks are parties to that certain Credit Agreement, dated as of the 15th day of November, 1994, as amended by First Amendment to Credit Agreement dated as of February 23, 1995, Second Amendment to Credit Agreement dated as of October 4, 1995, Third Amendment dated as of November 3, 1995, and Fourth Amendment dated as of February 15, 1996 (as so amended, the "Credit Agreement");

     WHEREAS, the Borrower has requested and the Agent and the Banks have agreed to certain amendments to the Credit Agreement, subject to the terms and conditions hereof;

     NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged by the parties hereto, the Borrower, the Agent and the Banks hereby covenant and agree as follows:

     1. Definitions. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.

     2. Amendments to Section 1.01. (a) The definition of "Termination Date" set forth in Section 1.01 of the Credit Agreement is amended in its entirety as follows:

         "Termination Date" means May 15, 1998.

     (b) The definition of "Consolidated Tangible Net Worth" set forth in
Section 1.01 of the Credit Agreement is amended in its entirety as follows:

             "Consolidated Tangible Net Worth" means, at any time, Stockholders' Equity, less the sum of the value, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, prepared in accordance with GAAP, of:

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                    (A)  Any surplus resulting from any write-up of assets
     subsequent to December 31, 1993;

                    (B) All assets which would be treated as intangible assets for balance sheet presentation purposes under GAAP, including without limitation goodwill (whether representing the excess of cost over book value of assets acquired, or otherwise), trademarks, tradenames, copyrights, patents and technologies, and unamortized debt discount and expense;

                    (C) To the extent not included in (B) of this definition, any amount at which shares of Capital Stock of the Borrower appear as an asset on the balance sheet of the Borrower and its Consolidated Subsidiaries;

                    (D) Loans or advances to stockholders, directors, officers or employees; and

                    (E) To the extent not included in (B) of this definition, deferred expenses.

Provided, however, Consolidated Tangible Net Worth shall include the unamortized portion of goodwill from time to time, not exceeding $4,500,000, which arises out of the transactions provided for in a certain Agreement for Assignment of License Interests and Related Matters dated as of November 1, 1996, by and among the Borrower, certain of the Subsidiaries, Eyecare Leasing, Inc., an Alabama corporation, Stewart-Phillips, Inc., a California corporation, James A. Stewart, and Stephen F. Phillips.

     3. Amendment to Section 5.25. Section 5.25 of the Credit Agreement hereby is amended in its entirety as follows:

             SECTION 5.25. Senior Debt. The Borrower shall not permit the aggregate outstanding principal amount of Senior Debt (other than Senior Debt under this Agreement) to exceed $10,000,000.00 at any time.

Exhibit H to the Credit Agreement accordingly hereby is amended to conform the text of Section 5.25 contained in paragraph 6 thereof as such Section
5.25 is amended by this paragraph 3 of this Amendment.

     5. Restatement of Representations and Warranties. The Borrower hereby restates and renews each and every representation and warranty heretofore made by it in the Credit Agreement and the other Loan Documents as fully as if made on the date hereof and with specific reference to this Amendment and all other loan documents executed and/or delivered in connection herewith.

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     6.  Effect of Amendment.  Except as set forth expressly hereinabove, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding and enforceable obligations of the Borrower. The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein.

     7. Ratification. The Borrower hereby restates, ratifies and reaffirms each and every term, covenant and condition set forth in the Credit Agreement and the other Loan Documents effective as of the date hereof.

     8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

     9. Section References. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

     10. No Default. To induce the Agent and the Banks to enter into this Amendment and to continue to make advances pursuant to the Credit Agreement, the Borrower hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, there exists
(i) no Default or Event of Default and (ii) no right of offset, defense, counterclaim, claim or objection in favor of the Borrower arising out of or with respect to any of the Loans.

     11. Further Assurances. The Borrower agrees to take such further actions as the Agent shall reasonably request in connection herewith to evidence the amendments herein contained to the Borrower.

     12. Governing Law. This Amendment shall be governed by and construed and interpreted in accordance with, the laws of the State of Georgia.

     13. Conditions Precedent. This Amendment shall become effective only upon execution and delivery of this Amendment by each of the parties hereto.


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     IN WITNESS WHEREOF, the Borrower, the Agent and each of the Banks has caused this Amendment to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.


                                        NATIONAL VISION ASSOCIATES, LTD.,
                                        as Borrower                  (SEAL)


                                        By:  /s/ Sandra M. Buffa
                                        Title:   Senior Vice President



                                        WACHOVIA BANK OF GEORGIA, N.A.,
                                        as Agent and as a Bank       (SEAL)


                                        By:  /s/ Jake Vogelsang
                                        Title:   Banking Officer



                                        SUNTRUST BANK, ATLANTA,
                                        as a Bank                    (SEAL)


                                        By:  /s/ Dennis H. James
                                        Title:   Assistant Vice President


                                        By:  /s/ J. Christopher Deisley
                                        Title:   First Vice President



                                        NATIONSBANK, N.A.,
                                        as a Bank                    (SEAL)


                                        By:  /s/ W. Brad Davis
                                        Title:   Senior Vice President


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